                                                                    EXHIBIT 10.7
                                                                    ------------

                           ASSET PURCHASE AGREEMENT
                           ------------------------

     THIS AGREEMENT, made this 20th day of May, 1997, by and among Sutherland Printing Company, Inc., an Iowa corporation ("SELLER"), David Sutherland, III, the controlling shareholder and holder of authorized Power of Attorneys from all other shareholders of Seller ("SUTHERLAND") and Master Printing, Inc., a Tennessee corporation ("MASTER" or "PURCHASER");

                                  BACKGROUND

          1. Seller is engaged, among other areas, in the printing business and desires to sell to Purchaser all of Seller's assets. Sutherland is the controlling stockholder, or record and beneficially, by reason of Stock Authorizations and Powers of Attorney has control of all of Seller's issued and outstanding capital stock and will benefit from the sale of the business to Purchaser.

          2. Purchaser, together with its subsidiaries and operating affiliates (collectively "PURCHASER") is engaged, in substantial part, in business as a printing company and Master, or a subsidiary of Master, desires to purchase the assets of Seller's business and Purchaser agrees to assume the existing liabilities of Seller, upon a limited basis, in accordance with the provisions as hereinafter set forth.

          3. Seller is currently operating as a Debtor-in-Possession under the protection of a proceedings filed under Chapter 11 of the United States Bankruptcy Code (the "BANKRUPTCY CODE"), Case #96-02524-C J-11 (the "BANKRUPTCY CASE") in the United States Bankruptcy Court for the Southern District of Iowa, Central Division (the "BANKRUPTCY COURT").

          4. Seller has filed an Amended Plan of Reorganization (the "AMENDED PLAN") which, if confirmed by the Bankruptcy Court, would allow the Seller to restructure and refinance its operations and provide for a dividend distribution to unsecured creditors of up to 80% over a 10-year period.

          5. Purchaser has proposed as hereinafter set forth to Seller a proposal for the purchase of Seller's assets and the limited payment of Seller's debts, notwithstanding the Amended Plan of Reorganization upon the basis as hereinafter defined.

     NOW, THEREFORE, the parties agree as follows:

                                  ARTICLE  I
                               PURCHASE AND SALE
                               -----------------


     1.1  AGREEMENT TO SELL.  At the Closing (as defined in Article II) and in
          -----------------
reliance on the representations, warranties and covenants of Purchaser contained herein, Seller shall sell, convey, assign, transfer and deliver to Purchaser or its nominee, upon and subject to the terms and conditions of this Agreement, all right, title and interest of Seller in and to the Assets (as defined below), subject to the assumption of mortgages, liens, leases and security interests as hereinafter set forth, but free and clear of all claims, restrictions and encumbrances of unsecured creditors whatsoever, whether in rem or in personam, pursuant to either (S)(S)363, 1123(b)(4), 1129 and 1141(c) of the Bankruptcy Code, or providing the consent and approval of Seller's creditors to the sale is received as hereinafter provided, upon dismissal pursuant to (S)1112(b) of the Bankruptcy Code.

     1.2  AGREEMENT TO PURCHASE.  Upon and subject to the terms and conditions
          ---------------------
of this Agreement and the reliance upon the representations, warranties and covenants of Seller and Sutherland contained herein, Purchaser shall, at Closing, purchase the Assets from Seller in exchange for the Purchase Price (as defined in Section 1.4 hereof).
           -----------

     1.3  DESCRIPTION OF ASSETS TO BE ACQUIRED.  Seller shall sell to Purchaser
          ------------------------------------
all Assets owned by Seller or useful in Seller's business (tangible or intangible), including, without limitation, all cash, cash equivalents, marketable securities, accounts receivable, and notes receivable; all supplies, furniture, fixtures, leasehold improvements and equipment; all contract rights; all trade secrets; all tradenames, trademarks, service marks and copyrights; all software licenses, all deposits and prepaid expenses; rights to all past and present corporate names of the Seller and other names used by the Seller or its predecessor in its business; all customer lists owned by the Seller or used by the Seller in its business; all licenses, permits, consents and authorizations of Government authorities required for the operation by the Seller of its business (the "LICENSES"); Seller's rights under any written or oral contract of Employment Agreement with any of Seller's employees, including any rights to enforce any Non-Compete Agreements; and the goodwill of the Seller as to its business, excluding any shareholder notes receivable.

     1.4  PURCHASE PRICE, PAYMENT, ALLOCATION, LIABILITIES.
          ------------------------------------------------

          1.4.1  PURCHASE PRICE.  Assuming the accuracy of the warranties and
                 --------------
          representations in Article III, and subject to any adjustments under
          (S)1.4.3 hereof, the purchase price to be paid for the Assets (the "PURCHASE PRICE") shall be equal to Two Million, Ninety-Three Thousand, Five Hundred and Fifty-Five Dollars and Forty Cents, ($2,093,555.40 ) and shall be allocated among the assets as set forth below based upon a separate addendum to be attached at Closing.

                         ALLOCATION OF PURCHASE PRICE

===========================================================================================
 .    EQUIPMENT (MACHINERY, EQUIPMENT,                                See Separate Addendum
 TOOLS, VEHICLES, FURNITURE, FURNISHINGS,
 LEASEHOLD IMPROVEMENTS, GOODS AND
 OTHER TANGIBLE PERSONAL PROPERTY) AS
 DESCRIBED IN SECTION 1.3
-------------------------------------------------------------------------------------------
 .    Supplies and inventories set forth in Section 1.3               See Separate Addendum

-------------------------------------------------------------------------------------------
 .    Computer equipment, software and other                          See Separate Addendum
 technology assets described in Section 1.3
-------------------------------------------------------------------------------------------
 .    Tradenames, trademarks, service marks and                       See Separate Addendum
 copyrights and other intangible assets described in
 Section 1.3
-------------------------------------------------------------------------------------------

================================================================================================================
 .    Rights to all past and present corporate names of                                    See Separate Addendum
 Seller and other names used by Seller or its
 predecessor in its business, all customer lists owned by
 Seller or used by Seller in its business, all capital
 licenses owned by Seller and the goodwill of Seller
----------------------------------------------------------------------------------------------------------------
 .    All of Seller's interest in the press and lease                                               1,800,000.00
 equipment entered into between Seller and Norwest
 Equipment Finance, Inc. involving Seller's Missouri
 location
----------------------------------------------------------------------------------------------------------------
 .    All of Seller's rights pursuant to the existing                     Lease to be either acquired or assumed
 lease with the City of Ozark, Missouri on the personal                  by Purchaser
 property and real estate of Seller in Ozark City,
 Missouri
----------------------------------------------------------------------------------------------------------------
 .    All of Seller's right, title or interest in the                     Lease to be acquired or assumed by
 existing lease with Phoenixcor, Inc. involving                          Purchaser
 equipment located in Montezuma, Iowa
----------------------------------------------------------------------------------------------------------------
================================================================================================================


          1.4.2     PAYMENTS; ASSUMPTION OF LIABILITIES
                    -----------------------------------

                    The Purchase Price shall be paid as follows:

                    (a) On the Closing Date, Purchasers shall pay to the Escrow Agent under an Escrow Agreement substantially in the form attached hereto as Exhibit "B" the ("ESCROW AGREEMENT") on account of the Purchase Price, the amount of $2,093,555.40 (the "ESCROWED AMOUNT"). The Escrowed Amount shall be held by Escrow Agent and shall be released as follows:

                         (i) The amount of $1,102,525.16 (or the actual amount as determined to be due and owing on the Closing Date) shall be released by Escrow Agent to Norwest Business Credit, Inc. for the payoff of the security interest held on Seller's Assets;

                         (ii) Seller shall assign to Purchaser all of Seller's interest and rights as to the equipment owned by Norwest Equipment Finance Inc. and Purchaser shall pay to Norwest Equipment Finance, Inc. the amount of $1,800,000.00 for the purchase and/or acquisition of the equipment heretofore leased by Norwest Equipment Finance, Inc. to Seller. Purchaser shall have the option to assume or enter into a lease that Purchaser deems acceptable with Norwest Equipment Finance, Inc. on the leased collateral and other collateral owned or secured by Norwest Equipment Finance, Inc. and, Seller may substitute this assumption for $1,800,000.00 set forth above. Seller shall be authorized to utilize its cash on hand to reduce the amount due Norwest Equipment Finance, Inc. to the amount of $1,800,000.00 at closing;

                         (iii) Escrow Agent shall release upon Closing $10,759.71 representing payroll taxes and withholding taxes payable;

                         (iv) Escrow Agent shall release upon Closing $191,675.98 representing current payables due by Seller; and

                         (v) Escrow Agent shall release upon Closing $788,594.62 representing an immediate 75% dividend payment to Seller's unsecured creditors.

          1.4.3  ADJUSTMENT TO PURCHASE PRICE.  Purchaser's acquisition of the
                 ----------------------------
     Assets from Seller is based upon a January 31, 1997 combined balance sheet and financial statement, and is additionally based upon the agreement by Purchaser to pay to Seller's unsecured creditors a 75% lump sum dividend distribution in full settlement of each of the unsecured creditors claims and for the release of any lien or guaranty of Seller or Sutherland. Purchaser's payment to Norwest Equipment Finance, Inc. of $1,800,000.00 for the purchase of acquisition of the interest held by Norwest Equipment Finance, Inc. is subject to Seller reducing the claim of Norwest Equipment Finance, Inc. to this amount on or before Closing Date from Seller's cash reserves. Purchaser shall no later than 10 days prior to Closing Date ascertain the exact Purchase Price to be paid to the creditors, including the unsecured creditors, the payroll taxes and withholding taxes payables, the current payables, and Norwest Business Credit, Inc., which adjustment to the Purchase Price shall only be made to the extent that such variance exceeds 10% of the amount reflected in Sections 1.4.1 and 1.4.2 above, based upon the January 31, 1997 combined balance sheet and financial statement. Any commitment as to financing by Purchaser shall be removed on or before May 20, 1997.

          1.4.4  ASSUMPTION OF LIABILITIES.  Except with respect to the
                 -------------------------
     acquisition of the Seller's interest in the Norwest Equipment Finance, Inc. collateral, the existing lease with Phoenixcor, Inc. and the existing lease with the City of Ozark, Missouri, Purchaser shall not assume or be responsible for any other liability of Seller, whether accrued before or after the Closing Date. For purposes of this Agreement, the term "LIABILITY" or "LIABILITIES" shall include, without limitation, any direct or indirect indebtednesses, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, affixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured, matured or unmatured, absolute or contingent, whether arising under a contract, tort or by statute. Purchaser shall ensure that its acquisition and payment of the Purchase Price set forth herein shall relieve and extinguish Sutherland from any and all liabilities claimed due by reason of any guarantees held by any secured or unsecured creditors of Seller. Without limiting the breadth and generality of the foregoing, Purchaser shall not assume or incur any liability in respect to any of the following:

                 (a) Liabilities to any of Seller's creditors for deficiencies following the sale, return or disposition of any Assets which are subject to their respective security interests;

                 (b) Any liability arising prior to or as a result of the Closing to pay any employees, agent or independent contractors of Seller, whether or not employed by Purchaser after Closing, or under any benefit arrangement with respect thereto except for liabilities arising after Closing with respect to employees hired by Purchaser as a result of the acquisition of any Employment Agreements;

                 (c) Any liability of Seller arising or incurred in connection with the negotiations, preparation and the execution of this Agreement and the transactions contemplated hereby including, fees and expenses of counsel, accountants and other experts.

                 1.5  ACQUISITION OF INTERESTS FROM EQUIPMENT LESSORS.
                      -----------------------------------------------
Purchaser shall acquire from Equipment Lessors those Assets which Seller is currently leasing under certain agreements denominated as equipment leases which are identified and set forth in Exhibit D, attached hereto , and made by this reference a part hereof. Purchaser shall acquire the Assets from the equipment lessors either by entering into new lease agreements with Equipment Lessors and/or through the purchase of the Equipment from the Equipment Lessors at Purchaser's option. For purposes of this Agreement, the term "EQUIPMENT LESSORS" shall include the leases with Norwest Equipment Finance, Inc., Phoenixcor, Inc., and the City of Ozark, Missouri.

                 1.6  REAL ESTATE.  Purchaser shall acquire upon payment of the
                      -----------
Purchase Price herein, all of Seller's right, title and interest in the real estate located in Montezuma, Iowa, currently occupied by Seller, as well as all right, title and interest in an to that real estate located in Ozark City, Missouri, subject to the existing lease with the City of Ozark City, Missouri involving the Ozark City Bank.

                                  ARTICLE  II
                                    CLOSING
                                    -------

     The Closing ("CLOSING") of the sale and purchase of the Assets shall take place at Black, Bobango & Morgan, P.C., attorneys for Purchaser, 530 Oak Court Drive, Memphis, Tennessee at 10:00 a.m., local time, on the date which is not more than five (5) business days after the conditions set forth in Article V have been satisfied or waived by the party whose obligations are subject to such condition or on such other date as may be mutually agreed upon in writing by Purchaser and Seller. The date of the Closing is some times herein referred to as the ("CLOSING DATE").

                                 ARTICLE  III
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------


     3.1    REPRESENTATIONS AND WARRANTIES OF THE SELLER.  The Seller and
            --------------------------------------------
Sutherland, jointly and severally, hereby represent and warrant to Purchaser that, except as set forth on the Disclosure Schedule attached hereto (the "DISCLOSURE SCHEDULE"), which Disclosure Schedule shall specifically identify the relevant subsection hereof to which it relates and shall be deemed to be representations and warranties as if made hereunder:


     3.1.1  CORPORATE EXISTENCE AND ORGANIZATION.  Seller is a corporation duly
            -------------------------------------
     organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; and Seller is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the contact of the business by it requires it to be so qualified; as evidenced by certificates of good standing being issued by such jurisdiction and included as part of the Disclosure Schedule. Sutherland is the controlling shareholder of Seller and is the holder, pursuant to signed and authorized powers of attorneys of the owners of all issued and outstanding common stock of Seller and is entitled to exercise all voting rights. There are no proxies, voting trust agreements, pledges or other restrictions affecting those voting rights. There are no agreements affecting Seller's corporate governance other than the Articles of Incorporation and Bylaws included as a part of the Disclosure Schedules. There are issued and outstanding no bonds, debentures, warrants, options, multiple classes of stock or other instruments convertible to any class of stock.

     3.1.2  CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.  Subject
            -------------------------------------------------------
     to the provisions of the Bankruptcy Code, the Bankruptcy Case and the jurisdiction of the Bankruptcy Court, Seller has the corporate power, authority and the legal right to execute, deliver and perform this Agreement. Subject to the provisions of the Bankruptcy Code, and the required confirmation of the Bankruptcy Court of this Agreement and the underlying transactions contemplated thereby (in the event a sale is consummated pursuant to the provisions of 11 U.S.C. (S)363), the execution, delivery and performance of this Agreement by Sutherland and Seller has been duly authorized by all necessary corporate and shareholder action. This Agreement has been, and the other agreements, documents and instruments required to be delivered by Seller in accordance with the provisions hereof (the "SELLER'S DOCUMENTS") will be, duly executed and delivered on behalf of Seller by duly authorized officers of Seller; and this Agreement constitutes, and the Seller's Documents when executed and delivered (and when approved by the Bankruptcy Court) will constitute, the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.


     3.1.3  VALIDITY OF CONTEMPLATED TRANSACTIONS, ETC.  Subject to the
            -------------------------------------------
     provisions of the Bankruptcy Code, the Bankruptcy Case and the jurisdiction of the Bankruptcy Court, the execution, delivery and performance of this Agreement by Sutherland and Sutherland does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other person under, (a) any existing law, ordinance, or governmental rule or regulation to which Seller or Sutherland is subject; (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Seller or Sutherland; (c) the charter documents of Seller or any securities issued by Seller, or (d) any mortgage, indenture, agreement, contract, commitment, lease, plan, authorization, or any other instrument, document or understanding, oral or written, to which Seller or Sutherland is a party, by which Seller or Sutherland may have any rights or by which any of the Assets which may be bound or affected, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights of Seller or Sutherland thereunder except as provided and set forth in this Agreement.

     3.1.4  NO THIRD PARTY OPTIONS.  There are no existing agreements, options,
            ----------------------
     commitments or rights with, of or to any person to acquire any of Seller's assets, properties or rights included in the Assets or any interest therein or Sutherland's ownership interest in Seller.

     3.1.5  FINANCIAL STATEMENTS.  Seller has delivered to Purchaser true and
            --------------------
     complete copies of (a) the balance sheets of Seller at January 31, 1997, together with December 31, 1996 financial statements, all of which have been prepared in accordance with the generally accepted Accounting Principles consistently applied throughout the periods involved. The Financial Statements, including related notes fairly represent the financial position, assets and liabilities (whether accrued, absolute or contingent or otherwise) of Seller at the dates indicated. Seller has provided to Purchaser access to Seller's books and records, accountants, and lenders so that Purchaser can ascertain to Purchaser's satisfaction all outstanding and potential liabilities of the Seller as of the Closing Date.

     3.1.6  ACCOUNTS RECEIVABLE.  The accounts receivable shown in the Financial
            -------------------
     Statements do not include any amounts attributable to goods not yet delivered for services yet to be performed.

     3.1.7  INVENTORY.  All inventory of Seller used in the conduct of the
            ---------
     business, including without limitation raw materials, work-in-process and finished goods, reflected on the Financial Statement or acquired since the date thereof was acquired and has been maintained in the ordinary course of the business; is of good and merchantable quality; consists substantially of a quality, quantity and condition usable in the ordinary course of the business; is valued at reasonable amounts based on the ordinary course of business of Seller during the past six months; and is not subject to any write-down or write-off.

     3.1.8  TAX AND OTHER RETURNS AND REPORTS.  All federal, state, local and
            ---------------------------------
     foreign tax returns, reports, statements and other similar filings required to be filed by Seller (the "TAX RETURNS") with respect to any federal, state, local or foreign taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions, (including, without limitation, all income tax, unemployment compensation, Social Security, payroll, sales and use, excise, privilege, property, and any other tax or similar governmental charge or imposition under the laws of the United States or any state or municipal or political subdivision thereof or of any foreign county or political subdivision thereof) (the "TAX") have been filed with the appropriate governmental agencies in all jurisdictions in which such tax returns are required to be filed, and all such tax returns property reflect the liabilities of Seller for taxes for the periods, property or events covered thereby. All taxes, including without limitation those which are called for by the tax returns, or heretofore or hereafter claimed to be due by any taxing authority from Seller, have been properly accrued or paid and no taxes are currently delinquent. The accruals for taxes contained in the Financial Statements are accurate to cover the tax liabilities of Seller with respect to the business as of that date and include adequate provision for all deferred taxes, and nothing has occurred subsequent to the date to make any of such accruals inadequate. Seller is currently undergoing an audit by the Internal Revenue Service for the tax years 1994-1995, the results of which, if known, will be disclosed by Seller to Purchaser prior to Closing. Seller has not extended, or waived the application of, any statute of limitations or any jurisdiction regarding the assessment or collection of any taxes. There are no tax liens (other than any lien for current taxes not yet due and payable) on any of the assets or properties of Seller. Seller has no knowledge of any basis for any additional assessments of any taxes. Seller has made all deposits required by law to be made with respect to employees' withholding and other employment taxes, including without limitation the portion of the such deposits relating to taxes imposed upon Seller.


     3.1.9  BOOKS OF ACCOUNT.  The books, records and accounts of Seller
            ----------------
     maintained with respect to the business accurately and fairly reflect, in reasonable detail, the assets and liabilities of Seller. Seller is not engaged in any transaction with respect to the business, maintain any bank account for the business or use any of the funds of Seller in the contact of the business except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the business.

     3.1.10 EXISTING CONDITION.  Since the date of the January 31, 1997
            ------------------
     Balance Sheet and Financial Statement, and unless specifically authorized by the Bankruptcy Court, Seller has not:


            (a) incurred any liabilities, other than liabilities incurred in the ordinary course of business (other than Debtor-in-Possession financing), consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties (except for the failure to make any payment or discharge any Liabilities specifically authorized by the Bankruptcy Court), and Seller has made all adequate protection payments to its creditors required by the Bankruptcy Court;

          (b) sold, unencumbered, assigned or transferred any assets or properties which would have been included in the Assets if the Closing had been held on the date of the January 31, 1997 Balance Sheet or on any date since then, except for the sale, use or consumption of inventory in the ordinary course of business consistent with past practices;

          (c) created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subject any of the Assets to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever, except for Debtor-in-Possession financing;

          (d) made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or which it is bound, canceled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, whether or not in the ordinary course of business (other than Debtor-in-Possession financing);

          (e) declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares;

          (f) suffered any damage, destruction or loss, whether or not covered by insurance, (i) material and adversely affecting it business, operation, assets, properties or prospects, or (ii) or any item or items carried on its books of account individually or in the aggregate at more than $25,000.00, or suffered any repeated, reoccurring or prolonged storage, assession or interruption of supplies or utilities or other services required to conduct it business and operations;

          (g) suffered any material adverse change in its business, operations, assets, properties, prospects or condition, financial or otherwise;

          (h) received notice or have knowledge of any actual or threatened labor trouble, strike or other occurrence, event or condition of any similar character which has had or might have any adverse affect on its business, operations, assets, properties or prospects;

          (i) made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $25,000.00 except such as may be involved in the ordinary repairs, maintenance or replacements of its Assets;

          (j) increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or made any increase in, or any addition to, other benefits to which any of its employees may be entitled;

          (k) changed any of the accounting principles followed by it or the methods of applying such principles; or

          (l) entered into any transaction other than the ordinary course of business consistent with past practices.

     3.1.11   TITLE TO PROPERTIES.  The Seller has good, valid and marketable
              -------------------
     title to all of its properties and assets, real, personal and mixed, which will be included in the assets if the Closing took place on the date hereof, which purports to own, including without limitation all Assets to be acquired under this Agreement as reflected in the January 31 Balance Sheet (except for inventory sold, used or consumed since the date thereof in the ordinary course of business consistent with past practices) free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions or other encumbrances and defects of title of any nature whatsoever, except for Permitted Liens.

     3.1.12   CONDITION OF TANGIBLE ASSETS.  All buildings, structures,
              ----------------------------
     facilities, equipment, machinery, vehicles and other material items of tangible property and assets which would be included in the Assets if the Closing took place on the date hereof are in Seller's possession and control, are in good operating condition and repair, subject to normal wear and maintenance, are usable in the regular and ordinary course of Seller's and Purchaser's business and conform to all applicable laws, ordinances, codes, rules, regulations, authorizations, warranties and maintenance schedules relating to their construction, manufacture, modification, use and operation. No person other than Seller owns any equipment or other tangible asset or property situated on any of the real estate owned or leased by Seller or necessary to the operation of the business of Seller, except for leased items disclosed in the Disclosure Statement or permitted liens and for items of immaterial value.

     3.1.13   COMPLIANCE WITH LAW; AUTHORIZATIONS.  Seller has complied with
              -----------------------------------
     each, and is not in violation of any law, ordinance, or governmental or regulatory rule or regulation, whether federal, state, local or foreign, to which Seller's business, operations, assets or properties is subject ("REGULATIONS"). Seller owns, holds, possesses or lawfully uses in the operation of its business all operating authorities, franchises, licenses, permits, easements, rights, applications, filings, registrations and other authorizations ("AUTHORIZATIONS") which are in any manner necessary for it to conduct it business is now or previously conducted or for the ownership and use of the Assets owned or used by Seller in the conduct of the business of Seller, free and clear of all liens, charges, restrictions and encumbrances and in compliance with all Regulations. No shareholder, director, officer, employee or former employee of Seller of any affiliates of Seller, or any other person, firm or corporation owns or has any priority, financial or other interest (direct or indirect) in any authorization which Seller owns, possesses or uses in the operation of the business of Seller as now or previously conducted:

     3.1.14   INSURANCE.  The Assets and operations of Seller are insured under
              ---------
     various policies of general liability and other forms of insurance, all of which are described in the Disclosure Schedule, which discloses for each policy risk insured against, coverage limits, deductible amounts, all outstanding claims thereunder, and whether the term of such policy provides for retrospective premium adjustments. All such policies are in full force and effect in accordance with the terms, no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default thereunder. Such policies are in amounts which are adequate in relation to the business and assets of Seller and all premiums to date have been paid-in-full. Seller has not been refused any insurance, nor has his coverage been limited, by any insurance carrier to which it is applied for insurance or with which it has carried insurance during the past five years.

     3.1.15   CONTRACTS AND COMMITMENTS.  Each of the Agreements listed in the
              -------------------------
     Disclosure Statement in response to this Section, or not required to be listed therein because of the amount thereof, and to which Purchaser is to acquire rights or obligations hereunder, is valid and enforceable in accordance with its terms. Seller has previously been notified of the termination of the existing lease with Norwest Equipment Finance, Inc. Seller has entered into a commitment agreement with Norwest Equipment Finance, Inc. which grants to Seller the right to purchase the Assets for the total amount of $2,000,000.00 as of April 1, 1997. Seller is continuing to pay to Norwest Equipment Finance, Inc. amounts towards this purchase. Seller would also be obligated to pay personal property taxes on the purchase, if applicable. As to the other obligations, Seller is, and to Seller's knowledge all other parties thereto are, in compliance with the provisions thereof; Seller is not, and to Seller's knowledge, no other party thereto is, in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein; and no event has occurred which with or without the giving of notice of lapse of time, or both, would constitute a default thereunder. No such agreement in the reasonable opinion of Seller, contains any contractual requirement with which there is a reasonable likelihood Seller or any other party thereto would be unable to comply. Seller's obligations under the Phoenixcor, Inc. lease and the lease with the City of Ozark, Missouri, are assignable, but require the consent of the appropriate party.

     3.1.16   AVAILABILITY OF DOCUMENTS.  Seller has made available to Purchaser
              -------------------------
     or will make available to Purchaser prior to Closing, copies of all documents, including without limitation all agreements, contracts, commitments, insurance policies, leases, plan, instruments, undertakings, authorizations, permits, licenses, patents, trademarks, tradenames, service marks, copyrights and applications therefore listed in the Disclosure Schedule hereto or referred to herein or any other documents reasonably requested by Purchaser in its due diligence. Such copies are true and correct and include all amendments, supplements and modifications thereto or waivers currently in effect thereunder.


          3.1.17   COMPLETENESS OF DISCLOSURE.  No representation or warranty by
                   --------------------------
     Seller in this Agreement no any certificate, schedule, statement, documents or instrument furnished or to be furnished to Purchaser pursuant hereto, or in connection with the negotiation, execution or performance of this Agreement, contains or will contain any untrue statement of material fact or omit or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading.


     3.1.18   ENVIRONMENTAL COMPLIANCE.
              -------------------------

              (i) All property owned, leased or subleased by Seller (the "Real Property") and the use and operation thereof are currently in compliance with all applicable laws, ordinances, rules and regulations (including consent decrees and administrative orders) relating to public health and safety in protection of the environment, including those statutes, regulations and ordinances identified in subparagraph (iii) below, all as now and hereafter amended (collectively, "Environmental Laws"), and all permits, licenses and authorizations relating to the use and operation of the Real Property required by applicable Environmental Laws are in effect.

              (ii) There are no pending or threatened (A) requests for information, actions or proceedings from or by any governmental agency or any other person or entity regarding the condition or use of the Real Property or the release, generation, discharge, manufacture, treatment, transportation or disposal of Hazardous Material on, in, under (including the underlying ground water) or from the Real Property, or regarding any Environmental Law, or (B) liens or governmental actions, notices or violations, notices of non-compliance or other proceedings of any kind with respect to the Real Property. Seller shall immediately notify Purchaser and provide copies upon receipt of all written complaints, claims, citations, inquiries, reports or notices relating to the condition of the Real Property or compliance with Environmental Laws (collectively, "Environmental Notices") received after the date hereof.

              (iii) For purposes of the Agreement, "Hazardous Material" means
              (A) "Hazardous Substances" or "Toxic Substances" as those terms are defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., as now and
                                                             -------
              hereinafter amended, (B) "Hazardous Wastes", as that term is defined by the Resource Conservation and Recovery Act, 42 U.S.C. 6902 et seq., as now and hereinafter amended, (C) any pollutant
                   -------
              or contaminate or hazardous, dangerous or toxic chemicals, materials or substances within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste substances or materials, all as now and hereinafter amended, (D) crude oil or any fraction thereof which is liquid at standard conditions or temperature and pressure (60 degrees fahrenheit and 14.7 pounds per square inch absolute), (E) any radioactive material, including any source, special nuclear or byproduct material as defined in 42 U.S.C. 211 et seq., as now and hereinafter amended, (F) asbestos
                         --------
              in any form or condition, (G) polychlorinated biphenyls ("PCBs") or substances or compounds containing PCBs, and (H) medical waste.

     3.2  REPRESENTATIONS AND WARRANTIES OF PURCHASER.  Purchaser represents and
     ---  -------------------------------------------
warrants to Seller as follows:

          3.2.1  CORPORATE EXISTENCE.  Purchaser is a corporation duly
          -----  -------------------
     organized, valid and existing and in good standing under the laws of the State of Tennessee.

          3.2.2  CORPORATE POWER AND AUTHORIZATION.  Purchaser has the corporate
          -----  ---------------------------------
     power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Purchaser has been duly authorized by all necessary corporate action. This agreement has been duly executed and delivered by duly authorized officers of Purchaser and constitutes the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

          3.2.3  VALIDITY OF CONTEMPLATED TRANSACTIONS, ETC.  The execution,
                 ------------------------------------------
     delivery, and performance of this Agreement by Purchaser does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or (other than approval of the Bankruptcy Court) require the consent of any other person under, (a) any existing law, ordinance, or governmental rule or regulation to which Purchaser is subject, (b) any judgment, order, writ, injunction, decree, or award of any Court, arbitrator or governmental or regulatory official, body or authority which is applicable to Purchaser, (c) the charter documents of Purchaser or any securities issued by Purchaser, or (d) any mortgage, indenture, agreement, contract, commitment, lease, plan, authorization, or other instrument, document or understanding, oral or written, to which Purchaser is a party or by which Purchaser may have rights to give any party with right thereunder the right to terminate, modify, accelerate, or otherwise change the existing rights or obligations of Purchaser thereunder.

     3.3  SURVIVALS OF REPRESENTATIONS AND WARRANTIES.  All representations and
          -------------------------------------------
warranties made by the parties in this Agreement or in any certificate, schedule, statement, document or instrument furnished hereunder or in connection with the negotiation, execution and performance of this Agreement shall survive the Closing. Notwithstanding any investigation, due diligence or audit conducted before or after the Closing Date or the decision of any party to complete the Closing, each party shall be entitled to rely upon the representations and warranties set forth herein and therein.

                                  ARTICLE  IV
                          AGREEMENTS PENDING CLOSING
                          --------------------------

     4.1  AGREEMENTS OF SELLER AND SUTHERLAND PENDING CLOSING.  Seller and
          ---------------------------------------------------
Sutherland each covenant and agree that, pending the Closing and except as otherwise agreed to in writing by Purchaser:

          4.1.1  CONDUCT OF BUSINESS.  The business shall be conducted solely in
                 -------------------
     the ordinary course consistent with past practices. Neither Seller nor Sutherland shall engage in any activity or other business competitive with or detrimental to the business. Seller shall use its best efforts to conduct its business in such a manner that on the Closing Date the representations and warranties of Seller and Sutherland contained in this Agreement shall be true, as though such representations and warranties were made on and as of such date. Neither Seller nor Sutherland shall provide any confidential information concerning the business or its properties or assets to any third party, other than in the ordinary course of business.

     4.1.2   MAINTENANCE OF PHYSICAL ASSETS.  Seller shall continue to maintain
             ------------------------------
     and service the physical assets used in the conduct of the business in the same manner as has been its consistent past practice.

     4.1.3   EMPLOYEES AND BUSINESS RELATIONS. Seller shall use its best efforts
             --------------------------------
     to keep available the services of the present employees and agents of the business and to maintain the relations and goodwill with the suppliers, customers, distributors and any others having business relations with the business. Seller shall not change the amount or method of compensation for any employees.

     4.1.4   MAINTENANCE OF INSURANCE.  Seller shall notify Purchaser of any
             ------------------------
     changes in the terms of the insurance policies and binders other than is disclosed on the date hereof.

     4.1.5   COMPLIANCE WITH LAWS, ETC.  Seller shall comply with all laws,
             -------------------------
     ordinances, rules, regulations and orders applicable to the business, or Seller's operations, assets or properties with respect thereof, the noncompliance with which might materially affect the Business or the Assets.

     4.1.6   UPDATED SCHEDULES. Seller and Sutherland shall promptly disclose to
             -----------------
     Purchaser any information contained in its representations and warranties or the Schedules which, because of an event occurring after the date hereof, is incomplete or is no longer correct as of all times after the date hereof until the Closing Date; provided, however, none of such disclosure shall be deemed to modify, amend or supplement the representations or warranties of Seller, and Sutherland, or the schedules hereto for the purposes of Article V hereof, unless Purchaser shall have consented thereto in writing.

     4.1.7   SALE OF ASSETS.  Seller shall not, directly or indirectly, sell or
             --------------
     encumber all or any part of its Assets.

     4.1.8   ACCESS.  Seller shall give to Purchaser's officers, employees,
             ------
     counsel, accountants and other representatives free and full access to and the right to inspect, during normal business hours, all of the premises, properties, assets, records, contracts and other documents relating to the Assets and shall permit them to consult with the officers, employees, accountants, counsel and agents of Seller for the purpose of making such investigation of the Assets, including without limitation Seller's financial statements, as Purchaser shall desire to make, provided that such investigation shall not unreasonably interfere with Seller's business operations. Furthermore, Seller shall furnish to Purchaser all such documents and copies of documents and records and information with respect to the affairs of the business and copies of all working papers relating thereto as Purchaser shall from time to time reasonably request and shall permit Purchaser and its agents to make physical inventories and inspection of the Assets as Purchaser may request from time to time.

     4.1.9   PRESS RELEASES.  Except as required by applicable law, neither
             --------------
     Seller nor Sutherland shall give notice to third parties or otherwise make any public statement or releases concerning this Agreement or the transactions contemplated hereby except for such written information as shall have been approved in writing as to form and content by Purchaser, which approval shall not be unreasonably withheld.

        4.1.10   ENVIRONMENTAL INVESTIGATIONS.  Seller acknowledges that
                 ----------------------------
     Purchaser may, at its expense, undertake or cause to be undertaken one or more environmental investigations, including Phase I and/or Phase II investigations, of each parcel of the Seller's real property. Seller shall provide or cause to be provided all access, information and documents reasonably required for such investigations, including, but not limited to, any prior environmental assessments for any Seller real property.

     4.1.11   CORPORATE MATTERS.  Seller shall not amend its Articles of
              -----------------
     Incorporation or Bylaws; make any tax election or change the tax status of the corporation; merge with any other person or entity; acquire substantially all of the assets of any other entity; convert to any form of organization; or issue any new stock. Sutherland shall not transfer, pledge or otherwise alienate or encumber his ownership interest in Seller; pledge, transfer or severe any restrictions in his voting rights; or exercise his voting rights in any manner, restricting, delaying or impairing, or inconsistent with, the timely and full performance of Seller or Sutherland's covenants, warranties, agreements or obligations hereunder.

     4.1.12   SECTION 363 SALE OR DISMISSAL. As soon as possible after the
              -----------------------------
     execution of this Agreement, but in no event later than 25 days prior to the Closing Date, Seller shall have filed a motion pursuant to 11 U.S.C.
     (S)363 to authorize the sale of its Assets free and clear of liens and encumbrances except as those set forth in this Agreement, in the United States Bankruptcy Court for the Southern District of Iowa, Central Division, or, dependent and contingent upon Seller receiving the requisite approval of its unsecured creditors to a 75% settlement of existing claims, a motion to dismiss the Chapter 11 proceedings, so that the Asset purchase can be completed consistent with the terms of this Agreement without any Bankruptcy Court restriction. Seller represents and warrants that it shall use its reasonable best efforts to obtain approval of its unsecured creditors to the sale in a form filed or in a form as modified and agreed within the terms of this Agreement with Purchaser.

     4.2     AGREEMENTS OF PURCHASER PENDING THE CLOSING. Purchaser covenants
             -------------------------------------------
and agrees that pending the Closing and except as otherwise agreed to in writing by Seller:

     4.2.1   ACTIONS OF PURCHASER.  Purchaser will not take any action which
             --------------------
     would result in a breach of any of its representations and warranties hereunder. Furthermore, Purchaser shall cooperate with Seller and use its best efforts to cause all of the conditions to the obligations of Purchaser and Seller under this Agreement to be satisfied on or prior to the Closing Date.

     4.2.2   PRESS RELEASES.  Except as required by applicable law, Purchaser
             --------------
     shall not give notice to the third parties or otherwise make any public statements or releases concerning this Agreement or the transactions contemplated hereby except for such written information as shall have been approved in writing as to form and content by Seller, which approval shall not unreasonably withheld.

                                   ARTICLE  V
                      CONDITIONS PRECEDENT TO THE CLOSING


     5.1     CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS. All obligations of
             -----------------------------------------------
Purchaser under this Agreement are, at Purchaser's discretion subject to the fulfillment or satisfaction, at the times indicated herein, of each of the following conditions precedent:

             5.1.1   REPRESENTATIONS AND WARRANTIES TRUE AS OF THE CLOSING DATE.
                     ----------------------------------------------------------
     The representations and warranties of Seller contained in this Agreement or in any schedule, certificate or document delivered by Seller to Purchaser pursuant to the provisions hereof shall have been true on the date hereof and shall be true on the Closing Date with the same effect as those such representations and warranties were made as of such date.

     5.1.2   COMPLIANCE WITH THIS AGREEMENT.  Seller and Sutherland shall have
             ------------------------------
     performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

     5.1.3   NO THREATENED OR PENDING LITIGATION. On the Closing Date, no suit,
             -----------------------------------
     action or other proceeding, injunction or final judgment relating thereto, shall be threatened or pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and Seller shall be aware of no investigation that might result in any such suit, action or proceeding that shall be pending or threatened.

     5.1.4   CONSENTS, APPROVALS AND NOTICES.  To the extent required by
             -------------------------------
     applicable law:

             (a) To the extent that Seller's rights under any agreement, contract, commitment, lease, authorization or other Asset to be assigned to Purchaser hereunder may not be assigned without the consent of another person which has not yet been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful.

             (b) All notices shall have been given and all consents shall have been obtained as required by the terms of the contracts, commitments, agreements or authorizations.

             (c) The holders of any indebtedness of Seller, the lessors of any real or personal property or assets leased by Seller, the parties (other than Purchaser) to any contract, commitment or agreement to which Seller is a party of subject, any governmental or regulatory official, body or authority or any other person which owns or has authority to grant any authorization or any governmental, judicial or regulatory official, body or authority having jurisdiction over Sutherland, Seller or Purchaser to the extent that their consent or approval is required or necessary under the pertinent debt, lease, contract, commitment or agreement or other document or instrument or under applicable orders, laws, rules or regulations, for the consummation of the transactions contemplated hereby in the manner herein provided, shall have granted such consent or approval.

             (d) Seller has received consent and agreement of any judgment lien holders as to the release of the judgment as it effects any of Seller's Assets and Sutherland has been released of any obligations created or based upon any guarantees.

             (e) Seller shall have received the consent of its unsecured creditors to the acceptance of 75% of the unsecured creditors' indebtednesses to be paid and received in full after Closing or if any consent or approval shall not be obtained or if any attempted assignment would be ineffective or would impair Purchaser's rights under the Asset in question so that Purchaser would not in effect require the benefit of all such rights, and Purchaser elects to close this transaction without such consent, approval or assignment, Purchaser shall have the discretion to require that Seller, to the maximum extent permitted by law, cooperate with Purchaser and act after the Closing as Purchaser's agent in order to obtain for it the benefits under such Asset.

             5.1.5  MATERIAL ADVERSE CHANGES. The business, operations, assets,
                    ------------------------
     properties or prospects of the business shall not have been and shall not be threatened to be materially adversely affected in any way as a result of any event or occurrence.

          5.1.6   ESCROW AGREEMENT.  Buyer shall deposit with counsel for Seller
                  ----------------
     the Purchase Price deemed necessary by Seller, pursuant to the Escrow Agreement attached hereto, which funds shall be utilized by Seller's counsel as Escrow Agent for the payment of those obligations and liabilities identified in Provision 1.4.2 herein.

          5.1.7   APPROVAL OF COUNSEL; CORPORATE MATTERS.  All instruments and
                  --------------------------------------
     documents required to carry out this Agreement or incidental thereto shall have been approved on the Closing Date by Black, Bobango & Morgan, counsel for Purchaser, in the exercise of its reasonable judgment. Sutherland and Seller shall also have delivered to Purchaser such other documents, instruments, certifications and further assurances as such counsel may reasonably require.

          5.1.8   APPROVAL BY BANKRUPTCY COURT. If sale is pursuant to 11 U.S.C.
                  ----------------------------
      (S)363, prior to the Closing, the Bankruptcy Court shall have, in a form satisfactory to Purchaser and its counsel, approved this Agreement and all transactions contemplated hereunder, including, but not limited to, the conveyance of the Assets, free and clear of all mortgages, liens, pledges, said security agreements (except for security interests created by Purchaser in favor of the lessors), charges, claims, restrictions and encumbrances of any nature whatsoever pursuant to the applicable provisions of the Bankruptcy Court (the "SALE APPROVAL ORDER"). The Sale Approval Order with respect to the sale shall, among other things, unless specifically waived in writing by Purchaser:

          (a) Make a finding that those matters which are the subject of this Agreement are ("CORE") matters over which the Bankruptcy Court has jurisdiction pursuant to 28 U.S.C. (S)(S)1334 and 157;

          (b) Make a finding the due and proper notice of the transactions contemplated by this Agreement have been given to creditors, shareholders and other parties-in-interest;

          (c) Make a finding that the Purchase Price constitutes fair value for the Assets;

          (d) Make a finding that the Assets are being purchased by Purchaser in good faith and that the Purchase Price was not controlled by an agreement among potential bidders and otherwise complies with the requirements of 11 U.S.C. (S)363(m);

          (e) Make a finding that "sound business reasons" exist for Bankruptcy Court approval of this Agreement;

          (f) Approve the Agreement and provide that the Assets are to be conveyed to Purchaser free and clear of any and all interests in such Assets, including, but not limited to, tax liens, mortgages, liens, security interests, encumbrances, claims (including third-party claims of any nature whatsoever, including, but not limited to, any claim which might otherwise give rise to successor liability), restrictions and limitations;

          (g) Direct the Clerk of the Bankruptcy Court to enter the Sale Approval Order on the docket and provide that there is no just reason to delay entry of the Sale Approval Order; and

          (h) Specifically overrule objections, if any, to confirmation of the sale; provided, however, that the Sale Approval Order shall not have been stayed, materially modified, withdrawn or reversed as of the Closing.

   5.1.9  APPROVAL BY THE BANKRUPTCY COURT, DISMISSAL ALTERNATIVE.  In the
          -------------------------------------------------------
   event the Seller proceeds with the Closing of this Sale Agreement upon consent and approval of unsecured creditors, and prior to Closing, the Bankruptcy Court shall have, in a form satisfactory to Purchaser and its counsel, entered its Order dismissing the Bankruptcy Case.

   5.1.10 SELLER'S DELIVERIES.  The Seller shall have delivered to the
          -------------------
Purchaser at or prior to the Closing the following, all of which shall be in a form reasonably satisfactory to the Purchaser as counsel:

          (a) Such bills of sale, deeds and assignments with covenants of warranty, assignments, endorsements, and other good and sufficient instruments and documents of conveyance and transfer, in a form reasonably satisfactory to Purchaser and its counsel, as shall be necessary and effective to transfer and assign to, invest in, Purchaser (i) good and valid title in and to the Assets free and clear of all liens and encumbrances as provided herein, (ii) good and valid leasehold interest in and to the Assets leased by Seller as Lessee, and (iii) Seller's rights under all agreements, warranties, contracts, commitments, leases, plans, quotations, proposals, instruments and other documents included in the Assets;

          (b) Agreements, contracts, commitments, leases, plans, bids, quotations, proposals, computer programs and software, manuals and guide books, price books and price lists, customer and subscriber lists, supplier lists, sales records, files, correspondence, legal opinions, and other documents, books, records, papers, files, office supplies and data belonging to Seller which are part of the Assets; and simultaneously with such delivery, all such steps shall be taken as may be required to put Purchaser in actual possession and operating control of the Assets;

          (c) The Escrow Agreement, duly executed by an Official Unsecured Creditors Committee appointed in the Bankruptcy Case, the Purchaser and the Seller; and

          (d) The assignment, to the extent possible or required, of Seller's telephone and telecopier numbers to Purchaser.

   5.2    CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER.  All obligations of
          -------------------------------------------------
Seller under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent:

   5.2.1  REPRESENTATIONS AND WARRANTIES TRUST AS OF THE CLOSING DATE.  The
          -----------------------------------------------------------
   representations and warranties of Purchaser contained in this Agreement or in any list, certificate or document delivered by Purchaser to Seller pursuant to the provisions hereof shall be true on the Closing Date with the same effect as those such representations and warranties were made as of such date.

   5.2.2  COMPLIANCE WITH THIS AGREEMENT. Purchaser shall have performed and
          ------------------------------
   complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at Closing.

   5.2.3  NO THREATENED OR PENDING LITIGATION. On the Closing Date, no suit,
          -----------------------------------
   action, or other proceeding, or
     injunction or final judgment relating thereto, shall be threatened or pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceedings shall be pending or threatened.

     5.2.4   ESCROW AGREEMENT.  Any Official Committees appointed in the
             ----------------
     Bankruptcy Case, the Purchaser and the Escrow Agent shall have executed and delivered the Escrow Agreement.

     5.2.5   APPROVAL OF COUNSEL; CORPORATE MATTERS.  All instruments and
             --------------------------------------
     documents required to carry out this Agreement or incidental hereto shall have been approved on the Closing Date by counsel for Seller in the exercise of their reasonable judgment. Purchaser shall also have delivered to Seller such other documents, instruments, certifications and further assurances as such counsel for Seller may reasonably require.

     5.2.6   EMPLOYMENT AGREEMENT.  Purchaser shall have executed and delivered
             --------------------
     to Sutherland the Sutherland Employment Agreement, in the form satisfactory to Sutherland, substantially similar to Exhibit "C" hereto.

                                  ARTICLE  VI
                                INDEMNIFICATION
                                ---------------

     6.1     GENERAL INDEMNIFICATION OBLIGATION OF SELLER AND SUTHERLAND. From
             -----------------------------------------------------------
and after the Closing, Seller and Sutherland, jointly and severally, each will reimburse, indemnify and hold harmless Purchaser and its successors and assigns against in respect of:

             (a) any and all damages, losses, deficiencies, liabilities, costs and expenses (including, without limitation, reasonable legal expenses) incurred or suffered by Purchaser that result from, relate to or arise out of:

                  (i) any and all liabilities and obligations of Seller of any nature whatsoever, except those liabilities and obligations of Seller that Purchaser assumes and agrees to pay by this Agreement;

                  (ii) any and all actions, suits, claims, or legal, administrative arbitration, governmental or other proceedings or investigations against Purchaser that: (1) relate to Seller or the Business, in which the principal event giving rise thereto occurred prior to the Closing Date; or (2) result from or arise out of any action or inaction of Seller or Sutherland or any director, officer, employee, agent, representative or subcontractor of Seller; or

                  (iii) any misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant on the part of Seller or Sutherland under this Agreement, or from any misrepresentation in or omission from any certificate, schedules, statement, document or instrument furnished to Purchaser pursuant hereto or in connection win the negotiation, execution or performance of this Agreement; and

             (b) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 6.1.

     6.2  DEFENSE OF CLAIMS.  If Purchaser seeks indemnity (the "INDEMNITEE")
          -----------------
pursuant to this Article VI, it shall give notice to all indemnifying parties (the "INDEMNITOR"), briefly describing the claim and providing a good faith estimate of the amount of the claim if it is successful. Within ten (10) days of the date the notice is given, the Indemnitor shall notify Indemnitee in writing that the Indemnitor acknowledges its liability for defense and indemnity; the Indemnitor denies all liability for indemnity or defense; or the Indemnitor denies liability for Indemnity but is willing to provide a defense to the indemnity. Defense of the claim shall be provided by counsel selected by the indemnity, in the exercise of reasonable discretion, unless the Indemnitor acknowledges full liability for indemnity and defense and provides to the Indemnitee reasonable evidence that the Indemnitor has the financial wherewithal to pay for both indemnity and defense. If the Indemnitor acknowledges its liability for defense and indemnity and provides reasonable evidence that the Indemnitor has the financial wherewithal to pay for both indemnity and defense, any such claim shall not be settled without the consent of the Indemnitor, which shall not be unreasonably withheld.

     6.3  COMPLIANCE WITH BULK SALES LAW.  Purchaser and Seller acknowledge that
          ------------------------------
the Seller's principal business is not the sale of inventory from stock, and hereby waive compliance by Purchaser and Seller with the bulk sale law and any other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement, Seller shall indemnify Purchaser from, and hold it harmless against, any liabilities, damages, costs and expenses resulting from or arising out of (i) the party's failure to comply with any of such laws in respect of the transactions contemplated by this Agreement, or (ii) any action brought or levy made as a result thereof.

     6.4  OTHER RIGHTS AND REMEDIES NOT AFFECTED.  The indemnification rights of
          --------------------------------------
the Indemnitee under this Article VI are independent of and in addition to such rights and remedies as the parties may have at law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto, including without limitation the right to seek specific performance, recision or restitution, none of which rights or remedies shall be affected or diminished hereby.

                                  ARTICLE  VII
                              POST-CLOSING MATTERS
                              --------------------

     7.1  EMPLOYEE BENEFITS.  No portion of the Assets of any plan, fund,
          -----------------
program or arrangement, written or unwritten, heretofore sponsored or maintained by Seller (and no amount attributed to any such plan, fund, program or arrangement) shall be transferred to Purchaser; and Purchaser shall not be required to continue any such plan, fund, program or arrangement after the Closing Date. The amounts payable on account of all benefit arrangements (other than those specified in the following subsection) shall be determined with reference to the date of the event by reason of which such amounts become payable, without regard to conditions subsequent, and Purchaser shall not be liable for any claim for insurance, reimbursement or other benefits payable by reason of any event which occurs prior to the Closing Date. All employees of Seller who may be employed by Purchaser on or after the Closing Date shall be new employees of Purchaser and any prior employment by Seller of such employees shall not effect entitlement to, or the amount of, salary or other cash compensation, current or deferred, which Purchaser may make available to its employees other than those employees that are under written employment contract with Seller.

     7.2  EMPLOYEES.  As of the Closing Date, Purchaser may offer employment to,
          ---------
and Seller may use its best efforts to assist Purchaser in employing as new employees of Purchaser, those employees that Purchaser wants to employ after the Closing Date.

     7.3  MAINTENANCE OF BOOKS AND RECORDS.  Seller and Sutherland shall
          --------------------------------
preserve all records possessed or to be possessed by such party relating to any of the Assets, Liabilities or of the Business until the earlier of (i) the tenth anniversary of the Closing Date or (ii) 90 days after notice to Purchaser that Seller or Sutherland intends to destroy the records, in which case Purchaser shall have 30 days to elect to receive the records and Seller and Sutherland will deliver the records as requested by Purchaser. After the Closing Date, where there is a legitimate purpose, Sutherland shall provide the Purchaser with access, upon prior reasonable written request specifying the need therefore, during regular business hours, to (i) the officers and employees of Seller and Sutherland and
(ii) the books of account and records of Seller and Sutherland and the Purchaser and its representatives shall have the right to make copies of such books and records; provided, that the foregoing right of access shall not be exercisable in such a matter as to interfere unreasonable with the normal operations and business of Seller or Sutherland; and further, provided, that, as to so much of such information as constitutes trade secrets or confidential business information of Seller or Sutherland (and not part of the Assets), the Purchaser and its officers, directors and representatives will use due care to not disclose such information except (i) as required by law, (ii) with the prior written consent of Seller or Sutherland, which consent shall not be unreasonably withheld, or (iii) where such information becomes available to the public generally, or becomes generally known to competitors of Seller or Sutherland, through sources other than the Purchaser, its affiliates or its officers, directors or representatives. Such records may nevertheless be destroyed by Seller or Sutherland if such party sends to the Purchaser written notice of its intent to destroy records, specify with particularity the contents of the records to be destroyed. Such records may then be destroyed after the 30th day after such notice is given unless Purchaser objects to the destruction in which case the parties seeking to destroy the records shall deliver such records to Purchaser.

     7.4  PAYMENTS RECEIVED.  Seller and Purchaser each agree that after the
          -----------------
Closing they will hold and will promptly transfer and deliver to the other, from time to time as and when received by them, any cash, checks with appropriate endorsements (using their best efforts not to convert such checks into cash), or other property that they may receive on or after the Closing which property belongs to the other party, including without limitation any insurance proceeds, and will account to the other for all such receipts. From and after the Closing, Purchaser shall have the right and authority to endorse, without recourse, the name of Seller on any check or other evidences of indebtedness received by Purchaser on account of the Assets transferred to Purchaser hereunder.


     7.5  UCC MATTERS.  From and after the Closing Date, Seller will promptly
          -----------
refer all inquiries with respect to the ownership of the Assets to Purchaser. In addition, Seller will execute such documents and financing statements as Purchaser may request from time to time to evidence transfer of the Assets to Purchaser, including any necessary assignments of financing statements.


     7.6  NON-COMPETITION AGREEMENT.  Seller and Sutherland shall sign and
          -------------------------
execute the covenant not to compete as attached hereto as Exhibit E which shall remain in effect for a period of five (5) years from the date of the Closing of this Agreement unless terminated prior to the expiration of the five (5) year period in accordance with the terms as set forth in the Non-Competition Agreement.


     7.7  FURTHER ASSURANCES.  Seller from time to time after the Closing, at
          ------------------
Purchaser's request, will execute, acknowledge and deliver to Purchaser such other instruments and will take such other actions and execute and deliver such other documents, certifications and further assurances as Purchaser may reasonably require to vest more effectively in Purchaser, or to put Purchaser more fully in possession of, any of the Assets. Each of the parties hereto will cooperate with the other and execution and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by the other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.


     7.8  RELEASE OF ESCROWED AMOUNT.  Upon the order of the Bankruptcy Court
          --------------------------
for the Southern District of Iowa, Central Division, either approving a sale pursuant to the provisions of 11 U.S.C. (S)363(m) or upon an Order of Dismissal being entered, Purchaser, Seller and Sutherland acknowledge and agree that the Escrow Agent shall be authorized to release the funds held in escrow in order to settle, discharge, or satisfy the creditors' claims against Seller.


                                 ARTICLE VIII

                                 MISCELLANEOUS
                                 -------------

     8.1  TERMINATION.
          -----------

          8.1.1   CAUSES.  Anything herein or elsewhere to the contrary
                  ------
     notwithstanding, this Agreement may be terminated by written notice of termination at any time on or before the Closing Date only as follows:

          (a)     by mutual consent of Seller and Purchaser;

          (b) by Purchaser (i) at any time if the representations and warranties of Seller or Sutherland contained in Section 3.1 hereof were incorrect in any material respect when made or at any time thereafter, including as of Closing, (ii) upon written notice to Seller given at any time after May 1, 1997 (or such later date as shall have been specified in a writing authorized on behalf of the Seller and Purchaser) if all of the conditions precedent set forth in
          Section 5.1 hereof have not been met; or (iii) if Seller or Sutherland breach any covenant or agreement which either of them make under this Agreement or any other document contemplated by this Agreement.

          8.1.2   EFFECT OF TERMINATION.  In the event of the termination and
                  ---------------------
     abandonment hereof pursuant to the provisions of this Section 8.1, this Agreement shall become void and have no effect, without any liability on the part of any of the parties or their directors or officers or stockholders in respect of this Agreement, unless the termination was a result of the representations and warranties of a party being materially incorrect when made or the material breach by such party of the covenant hereunder in which event the party whose representations and warranties were incorrect or who breached such a covenant shall be liable to the other party for all costs and expenses of the other party in connection with the preparation, negotiation, execution and performance of this Agreement.

     8.2  BROKER'S AND FINDER'S FEES. Purchaser and Seller each represent and
          --------------------------
warrant to the other that all negotiations relative to this Agreement have been carried on by them directly without the intervention of any person who may be entitled to the brokerage or finder's fee or other commission in respect to this Agreement or the consummation of the transactions contemplated hereby and each agrees to indemnify and hold the other harmless against any and all claims, losses, liabilities and expenses which may be asserted against or incurred by each as a result of the other's dealings, arrangements or agreements of any such person.

     8.3  EXPENSES.  Except as otherwise provided in this Agreement and
          --------
hereunder, each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby.

     8.4  CONTENTS OF AGREEMENT; PARTIES-IN-INTEREST; ETC.  This Agreement sets
          ------------------------------------------------
forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. It shall not be amended or modified except by written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

     8.5  ASSIGNMENT AND BINDING EFFECT.  This Agreement may not be assigned
          -----------------------------
prior to the Closing by any party hereto without the prior written consent of the other parties, except that prior to Closing, Purchaser may assign and delegate any and all of its rights and obligations hereunder to one or more of its subsidiaries, or other entity affiliated by common ownership with Purchaser or one of its subsidiaries. Subject to the foregoing, all of the terms and provisions of this

Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of Sutherland, Seller and Purchaser. Prior to execution by all parties, this Agreement shall not be binding upon or enforceable by or against any party, by estoppel or otherwise. In consideration of Seller's agreement to permit Master to assign its obligations hereunder, Master agrees that, in the event of a breach of the obligations of its Assignee hereunder, Master shall remain liable for any such breach.

     8.6  WAIVER.  Any condition, term or provision of this Agreement may be
          ------
waived at any time by the party entitled to the benefit thereof by a written instrument duly executed buy such party. Any such written waiver shall not imply a waiver as to any other term, condition, circumstance or occasion nor estop any party from enforcing any term, condition, right or remedy not expressly so waived. Failure of a party to insist upon adherence to any term or condition of this Agreement on any occasion shall be considered a waiver or deprive that party of the right thereafter to insist upon adherence to that term of condition or any other term or condition of this Agreement.

     8.7  NOTICES.  Any notice or communication of this Agreement shall be in
          -------
writing and delivered (by hand, telecopier, telegraph, telex or courier) or deposited in the United States mail (first class, registered or certified) postage fully prepaid and addressed as stated below. Notice by United States mail shall be deemed given on the third day after its deposit. Notice by telecopier, telegraph or telex shall be deemed given on the day sent. Notice by hand delivery or courier shall be deemed given on the first business day when such delivery is first attempted. Either party may, from time to time, specify as to its address for purposes of this Agreement any other address upon the giving of 10 days notice thereof to the other party in the manner required by this paragraph. This paragraph shall not prevent the giving of written notice in any other matter, but such notice shall be deemed effective only when and as of its actual receipt at the proper address and by the proper addressee.

     8.8  GOVERNING LAW.  This Agreement shall be governed by and interpreted
          -------------
and enforced in accordance with the laws of the State of Iowa.

     8.9  NO BENEFIT TO OTHERS.  The representations, warranties, covenants and
          --------------------
agreements contained in this Agreement are for the sole benefit of the parties hereto and, in the case of Article VI hereof, the other parties certified to indemnity or defense, and their heirs, executors, administrators, legal representatives, successors and assigns, and they shall not be construed as conferring any right on any other persons.

     8.10 HEADINGS, GENDER AND "PERSON".  All section headings contained in this
          ------------------------------
Agreement are for convenience of reference only, do not form a part of this Agreement, and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, governmental authority or body, association, unincorporated organization or other entity.

     8.11 SCHEDULES AND EXHIBITS.  All Exhibits and Schedules referred to herein
          ----------------------
are intended to be and hereby are specifically made a part of this Agreement.

     8.12 SEVERABILITY.  Any provision of this Agreement which is invalid or
          ------------
unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     8.13 JURISDICTION.  Except with respect to such matters as properly remain
          ------------
within the jurisdiction of the Bankruptcy Court, Seller, Sutherland and Purchaser consent to the jurisdiction and venue of the state and federal courts located in Poweshiek County, Iowa and/or the Southern District of Iowa with respect to any legal action, in tort or contract, arising directly or indirectly from this Agreement or the relationship created hereby. This provision shall not bar enforcement of a provisional, extraordinary, in rem or post-judgment remedy in any court whose original jurisdiction is essential or exclusive as to that remedy, despite the above consent to jurisdiction.

     8.14 COUNTERPARTS.  This Agreement may be executed in any number of
          ------------
counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for all of the other counterparts.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

SELLER                        PURCHASER

SUTHERLAND PRINTING           MASTER PRINTING, INC.
COMPANY, INC.

By: /s/ David Sutherland      By: /s/ John P. Miller
   ---------------------         -------------------
David Sutherland, III, Its       John P. Miller, Its President
      President

Address for Notices:           Address for Notices:

525 North Front Street         2500 Lamar
Montezuma, IA  50171           Memphis, TN  38114
Facsimile:  (515) 623-2675)    Facsimile:  (901) 744-6012

SUTHERLAND

/s/ David Sutherland, III
-------------------------
David Sutherland, III

Address for Notices:

254 Center Point Drive
Montezuma, IA  50172-0550

Copies of all notices to:     Copies of all notices to:

Donald F. Neiman, Esq.        Michael Morgan, Esq.
I.D. No.:  ###-##-####        Black, Bobango & Morgan, P.C.
801 Grand, Suite 3700         530 Oak Court Drive
Des Moines, IA  50309-2727    Memphis, TN  38117
Facsimile:  (515) 246-5808    Facsimile:  (901) 683-2553

COUNSEL FOR SELLER &          COUNSEL FOR PURCHASER &
SUTHERLAND                    MASTER

LIST OF EXHIBITS
----------------

Exhibit A      January 31, 1996 Balance Sheet

Exhibit B      Escrow Agreement

Exhibit C      Sutherland Employment Agreement

Exhibit D      Lease Identified on Exhibit D as follows:  Exhibit "D" are those
               Equipment Leases identified by Seller as follows:

               Lease with Phoenixcor, Inc. regarding equipment located in Montezuma, Iowa;

               Lease with City of Ozark, Missouri on the personal property and real estate of Seller located in Ozark City, Missouri;

               Seller's previous lease with Norwest Equipment Financing, Inc., which lease has been terminated by Norwest Equipment Financing, Inc., but which interest in said equipment to Seller specifically assigns to Purchaser.

Exhibit E      Non-Compete Agreement